Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Files No. 333-10840, 333-12814, 333-13186, 333-91650, 333-122128, 333-137644, 333-139688, 333-148774) pertaining to Optibase Ltd. of our report, dated April 30, 2012, with respect to the consolidated financial statements of Optibase Ltd., included in the Annual Report (Form 20-F) for the year ended December 31, 2011.

Tel-Aviv, Israel April 30, 2012	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global